UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 6, 2012

CHINA VANTAGEPOINT ACQUISITION COMPANY

(Exact Name of Registrant as Specified in Charter)

Cayman Islands	000-54269	98-0677690
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

555 NE 15th Street, Suite 200 Miami, Florida	33132
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (305) 981-6888

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

IMPORTANT NOTICES

China VantagePoint Acquisition Corporation (“Parent” or the “Company”) and its directors and executive officers may be deemed to be participants in the solicitation of proxies for the special meeting of the Company’s shareholders to be held to approve the proposed acquisition discussed in the section titled “Entry Into a Material Definitive Agreement” below. The Company’s officers and directors have no rights to any liquidation distribution the Company makes with respect to the subunits sold in its initial public offering (“IPO”). Therefore, their equity holding will have no value if the Company does not acquire a target business within twenty four months of the IPO as required by the Company’s Amended and Restated Articles and Memorandum of Association, unless an extension to such time is approved by its shareholders. Shareholders of the Company and other interested persons are advised to read the Company’s proxy statement, when available, in connection with the Company’s solicitation of proxies for the special meeting because this proxy statement will contain important information.

The proxy statement will be mailed to shareholders as of a record date to be established for voting on the proposed acquisition. Shareholders will also be able to obtain a copy of the proxy statement without charge from the Company. The proxy statement, once available, may also be obtained without charge at the U.S. Securities and Exchange Commission’s internet site at www.sec.gov.

This Current Report on Form 8-K, including the exhibits contained herein, contains forward-looking statements that involve substantial risks and uncertainties. Other than statements of historical facts, all statements included in this report regarding Black Diamond Holdings, LLC (“Black Diamond”) or any of Black Diamond’s subsidiaries or portfolio companies (together with Black Diamond, the “acquisition parties”) strategy, future operations, future financial position, prospects, plans and objectives of management, as well as statements, other than statements of historical facts, regarding Black Diamond’s industry, are forward-looking statements. The words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “will,” “would” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. The Company and Black Diamond may not actually achieve the plans, intentions or expectations disclosed in the forward-looking statements, and investors should not place undue reliance on the forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements made by the acquisition parties. Important factors that could cause actual results or events to differ materially from the forward-looking statements, include among others: continued compliance with government regulations; changing legislation or regulatory environments; requirements or changes affecting the businesses in which Black Diamond is engaged; industry trends, including factors affecting supply and demand; labor and personnel relations; credit risks affecting Black Diamond’s revenue and profitability; Black Diamond’s ability to effectively manage its growth, including implementing effective controls and procedures and attracting and retaining key management and personnel; changing interpretations of generally accepted accounting principles; and general economic conditions. Further, the forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures, collaborations or investments made by the Company or Black Diamond. Neither the Company nor Black Diamond assumes any obligation to update any forward-looking statements.

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Item 1.01. Entry Into a Material Definitive Agreement

On September 10, 2012, China VantagePoint Acquisition Corporation, a Cayman Islands company (the “Company”), BDH Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of Parent (“Purchaser”), Black Diamond Holdings LLC, a Colorado limited liability company (“Black Diamond” or “Target”), all of the Class A members of Black Diamond (the “Class A Members”), certain Preferred Members of Black Diamond (“Preferred Members” and together with the Class A Members, the “Members”) and Black Diamond Financial Group, LLC, a Delaware limited liability company and the manager of Black Diamond (the “Manager”), entered into the First Amendment (the “Amendment”) to the Merger and Share Exchange Agreement dated August 24, 2012 (the “Agreement”). Pursuant to the Amendment, the parties agreed to extend the date by which a preferred member of the Company who was not a party to the Agreement (the “Non-Signatory Preferred Members”) could become a party to the Agreement from ten business days to twenty business days from the date the Agreement was entered into. The Non-Signatory Preferred Members now have until September 21, 2012 to become a party to the Agreement.

Item 8.01. Other Events

The Company previously reported that Black Diamond had an outstanding liability of approximately $1.6 million that was set to become due and payable on September 6, 2012. On September 6, 2012, Black Diamond entered into a Forbearance Agreement, pursuant to which the due date for the outstanding liability was extended until October 15, 2012. In addition, the total amount of the liability is now approximately $1.75 million, plus interest thereon from August 31, 2012, accruing at a rate of 18% per annum, compounded monthly. Black Diamond continues to work to secure funding to pay-off this liability but does not yet have sufficient funds available to it for payment thereof.

Item 9.01. Financial Statements and Exhibits

(c)	Exhibits:

Exhibit No.	Description

10.1	First Amendment to Merger and Share Exchange Agreement, dated September 10, 2012, by and among China VantagePoint Acquisition Corporation, BDH Acquisition Corp., Black Diamond Holdings LLC, the Class A Members listed on Schedule I to the Merger and Share Exchange Agreement, the Preferred Members listed on Schedule I to the Merger and Share Exchange Agreement and Black Diamond Financial Group, LLC.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 12, 2012	CHINA VANTAGEPOINT ACQUISITION COMPANY

	By:	/s/ Wei Li
Name: Wei Li
Title: Chief Executive Officer

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